EXHIBIT 99
COCA-COLA ENTERPRISES INC.                                     NEWS RELEASE
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CONTACT:        Laura Asman - Media Relations
                (770) 989-3023

                Margaret Carton - Institutional-Investor Relations
                (770)  989-3622

                Helene Krupp - Share-Owner Relations
              		(770) 989-3796

FOR IMMEDIATE RELEASE
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               		       COCA-COLA ENTERPRISES INC.
            		    ANNOUNCES SENIOR MANAGEMENT CHANGES
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  	ATLANTA, April 17, 1998 -- Coca-Cola Enterprises today announced that the Company's Board of Directors has elected Henry A. Schimberg to succeed Summerfield K. Johnston, Jr. as chief executive officer of Coca-Cola Enterprises effective immediately. The Board approved a premium-priced stock option grant for Mr. Schimberg to induce him to remain as chief executive officer for a two-year period and thereafter to provide consulting services to the Coca-Cola system for an additional three years. The option grant vests incrementally over the five-year period with unvested grants forfeited should Mr. Schimberg leave the Company or terminate the consulting agreement.

  	The Company also announced that Mr. Schimberg would remain president of Coca-Cola Enterprises, but relinquish his role as chief operating officer. Mr. Johnston's direct reports will now report to Mr. Schimberg. The position of chief operating officer will not be filled at this time.

  	"Having Henry agree to remain for another two years as president and chief executive officer, even though he just reached his 65th birthday, and to continue to provide valuable consulting services thereafter ensures that our business and operations will continue to measure up to the challenges we face," stated Mr. Johnston.

  	"As Henry and I indicated in the Company's 1997 Annual Report, we are both focused on developing a strong management team and succession plan that ensures the Company's success well into the next century. With this change in leadership roles, Henry and I are continuing to push authority and responsibility to our group presidents and their staffs, to our divisions, and to our other senior corporate officers," continued Mr. Johnston. "I have complete confidence that Henry will handle the role of chief executive officer with the same energetic commitment that he has extended to this business since our partnership began 16 years ago."

  	"I look forward to the challenge of serving as chief executive officer of Coca-Cola Enterprises and reaffirm my commitment to the Company's primary objective of increasing share-owner value," commented Mr. Schimberg. "I am happy that with Summerfield's ongoing role and involvement in the management of the Company, we can maintain our partnership and, with the hard work of all of our employees, continue the exciting expansion and strong performance that Coca-Cola Enterprises has experienced over the last six years."

  	Mr. Johnston will maintain his current position as chairman of the Board and will continue to be actively involved in the management of the Company in the role of executive chairman. The Board of Directors has requested that he devote his primary attention to strategic planning, maintaining and enhancing the Company's strategic alignment with The Coca-Cola Company, and the identification of acquisition opportunities, in light of the continuing consolidation of the beverage bottling industry. Mr. Johnston has also agreed to continue to work closely with Mr. Schimberg to develop a smooth management transition and long-term succession plan for the Company.

  		Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottled and canned liquid nonalcoholic refreshment. Coca-Cola Enterprises sells more than 65 percent of The Coca-Cola Company's bottle and can volume in North
America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, Great Britain, Luxembourg, the Netherlands, and most of France. The Company also has a pending transaction to acquire
CCBG Corporation and Texas Bottling Group, Inc. (collectively known as
Coke Southwest).